UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2011

NX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-50089	52-2082372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16238 Ranch Rd, Austin, TX 78717

(Address of principal executive offices)

Registrant’s telephone number, including area (512) 354-7840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-=12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

By action of the Registrant’s Board of Directors on June 3, 2011 Friedman LLP, the independent registered public accounting firm who had been engaged as the principal accountant to audit the Registrant’s financial statements, was dismissed. on June 6, 2012, the Board of Directors of the Registrant approved the engagement of Kingery and Crouse PA as the new independent registered public accounting firm.

The Friedman LLP opinion on the Registrant’s financial statements for the fiscal years ended October 31, 2009 and 2010, did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

The audit report for the fiscal years ended October 31, 2009 and 2010, contained an uncertainty about the Registrant’s ability to continue as a going concern.

During the fiscal years ended October 31, 2009 and 2010, and through June 6, 2011, there have been no disagreements with Friedman LLP on any matter of accounting, principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Friedman LLP would have caused it to make a reference to the subject matter of the disagreements in its reports of the Registrant’s financial statements for such years. During the fiscal years ended October 31, 2009 and 2010, and through June 6, 2011, there were no “reportable events”, as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Friedman LLP a copy of this disclosure on June 6, 2011, and requested that Friedman LLP furnish a letter to the Securities and Exchange Commission stating whether or not Friedman LLP agrees with the statements made herein. A copy of the Friedman LLP letter to the Commission is attached hereto as Exhibit 16.1.

During the fiscal years of the Company ended October 31, 2009 and 2010, and through June 2, 2011. the Registrant did not consult Kingery and Crouse PA, regarding any of the matters outlined in Item 304(a)(2) of Regulation S

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NX Global, Inc.
(Registrant)

June 9, 2011

/s/ David F LaFave, President
(Signature)

Exhibits

16.1 Letter from Former Accountant